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                                                                   EXHIBIT 10.40

                               FIRST AMENDMENT TO
                         RESTATED EMPLOYMENT AGREEMENT
                                       OF
                                 RAYMOND PLANK



         This First Amendment to that certain Restated Employment Agreement dated December 5, 1990 (the "Restated Agreement"), by and between APACHE CORPORATION, a Delaware corporation, with its principal offices located at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (hereinafter called "Company"), and RAYMOND PLANK (hereinafter called the "Executive"), is made this 4th day of April, 1996.




                                  WITNESSETH:


         WHEREAS, the Company and the Executive entered into a Restated Agreement dated December 5, 1990; and

         WHEREAS, the parties desire to amend the terms and conditions of that Restated Agreement;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto that paragraph 9 of the Restated Agreement shall be deleted and replaced in its entirety as follows:

         9. Death. In the event of the death of the Executive, the Company shall pay to his designee, if any, or to his estate, the amount of $750,000.00 in equal monthly installments over 10 years ($6,250.00 per month), commencing the first day of the first month following the death of the Executive. The Executive may designate the recipient of these payments by delivering to the Company, his written designation prior to his death. Such designation may be changed by the Executive at any time prior to his death by executing and delivering to the Company a subsequent written designation of recipient.
                  If the Executive has made no designation, then such amount shall be paid to the Executive's estate in a lump sum. If the Executive's designee survives him, but dies before the entire balance of monthly payments have been made, then the balance shall be paid to such designee's estate in a lump sum.




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         IN WITNESS HEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand, as of the day and year first written above.

ATTEST:                                       APACHE CORPORATION



/S/ JAMES E. SLOAN                            /S/ ROGER B. RICE
------------------                            -----------------
ASSISTANT SECRETARY                           ROGER B. RICE
                                              VICE PRESIDENT, HUMAN RESOURCES
                                              AND ADMINISTRATION


                                              EXECUTIVE

                                              /S/ RAYMOND PLANK
                                              -----------------
                                              RAYMOND PLANK




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